Exhibit 10.10

Amendment to Employment Agreement

Amendment Agreement to Employment Agreement as of December 31, 2008 between Willis Lease Finance Corporation (“Employer”), a Delaware corporation and Bradley S. Forsyth (“Employee”).

Whereas, Employer and Employee entered into an Employment Agreement dated February 20, 2007 (the “Employment Agreement”) and

Whereas, Employer and Employee desire to amend the Employment Agreement in certain respects.

Now, therefore in consideration of the foregoing recitals, the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

1. Grants of Restricted Stock. There shall be added a new section 4(c) to the Employment Agreement to read as follows:

(c)	Employee shall be eligible for awards under Employer’s 2007 Incentive Stock Plan (the “Plan”) on the same terms as are generally available to senior executive officers of Employer and on terms which are in accordance with comparative market practices. The parties agree that any grant of stock options or restricted stock under the Plan or any similar plan is subject to the discretion of the Board (or Compensation Committee) based upon the duties of Employee’s position, the extent to which Employee’s individual performance objectives and Employer’s profitability objectives and other financial and non-financial objectives were achieved during the applicable period.

2. Severance Payment. Section 9(a) (iv) shall be amended to add the words “and restricted stock” following “stock options”.

3. Death/Disability.

(a)	Section 11(a) shall be amended to add the words “and/or restricted stock” after the words “stock options” in the second sentence thereof.

(b)	Section 11(b) shall be amended to add the words “and/or restricted stock” after the words “stock options in the second sentence thereof.

In Witness Whereof, the parties hereto have executed this agreement as of the date first above written.

Employer
Willis Lease Finance Corporation

	By	/s/ Thomas C. Nord

Employee

/s/ Bradley S. Forsyth
Bradley S. Forsyth